Exhibit 99.1

FCB Financial Holdings, Inc. Reports Second Quarter Net Income of $9.2 Million, or $0.26 Per Diluted Share, Up 114% Year Over Year

•	Total loan portfolio grew sequentially at an annualized rate of 44%;

•	Record new loan fundings of $477 million during the quarter; up 89% sequentially and 75% year over year,

•	Net Interest Income of $41.2 million, up 35% year over year;

•	Efficiency ratio declined to 64.3%;

•	ROA increased to 69 basis points; and

•	Tangible book value per share increased to $18.11.

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported second quarter 2014 net income of $9.2 million, or $0.26 per diluted share, and core net income of $7.4 million, or $0.21 per diluted share. Net income rose 114% year over year and net income per diluted share rose 117%. Core net income rose 113% year over year and core net income per diluted share rose 133%. This resulted in a ROA of 69 basis points and a core ROA of 55 basis points, both of which reflect continued improvements on a sequential and year-over-year basis.

Core adjustments for the second quarter of 2014 included $1.0 million of expense related to branch closures and $0.5 million of FDIC equity appreciation agreements (“EAA”) expense. The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are very pleased with our strong financial momentum as we continue to grow into the scalable platform we have built. Our industry leading loan growth, core deposit momentum and strong asset quality are a result of consistent execution by our teammates throughout the bank.”

Loan Portfolio and Composition

The total loan portfolio, gross of the allowance for loan losses, grew by $326.8 million to $3.3 billion at June 30, 2014, an increase of 11% from $2.9 billion as of March 31, 2014 and 97% from $1.7 billion as of June 30, 2013.

Our new loan portfolio totaled $2.3 billion as of June 30, 2014, an increase of 19% from $1.9 billion as of March 31, 2014 and 112% from $1.1 billion as of June 30, 2013. Our loan growth during the quarter was a result of $477 million of new loan fundings, including $71 million of purchased residential mortgages which was partially offset by the sale of $23 million in new residential loans during the period. As of June 30, 2014 new loans made up 71% of our total loan portfolio as compared to 66% as of March 31, 2014 and June 30, 2013, respectively.

Our acquired loan portfolio totaled $957.3 million as of June 30, 2014, a decrease of 5% from $1.0 billion as of March 31, 2014 and an increase of 68% from $568.6 million as of June 30, 2013. The decrease in the current quarter was driven by resolutions totaling $36 million as well as scheduled loan amortization while the increase from June 30, 2013 was primarily due to the acquisition of Great Florida Bank (“GFB”) on January 31, 2014. As of June 30, 2014, acquired loans made up 29% of our total loan portfolio as compared to 34% as of March 31, 2014 and June 30, 2013, respectively.

Asset Quality

The provision for loan losses of $3.2 million recorded for the second quarter of 2014 includes a $3.3 million provision for new loans and ($0.1) million in recoupment due to better than expected performance in the acquired loan portfolio. Net new loan charge-offs for the second quarter of 2014 were $0.3 million. The provision for new loans served to increase the related allowance to $12.4 million, or 0.54% of the $2.3 billion in new loans outstanding. Non-performing new loans (“NPL”) as a percentage of the new loan portfolio remained de minimis at 0.01% for new loan allowance to NPL coverage of 62.7 times.

Deposits and Borrowings

Deposits totaled $4.0 billion as of June 30, 2014, an increase of 6% from $3.7 billion as of March 31, 2014 and 61% from $2.5 billion as of June 30, 2013. The increase for the quarter was primarily driven by increased core deposits of $310.3 million offset by reduction in time deposits of $81.7 million. The cost of deposits remained flat at 62 basis points from the first quarter of 2014 and declined 16 basis points from the second quarter of 2013. Continued planned reduction of high cost legacy time deposits drove the improvement year over year. Core deposits include all checking, savings and money market accounts and now represent 64% of total deposits.

Net Interest Income and Net Interest Margin

Net interest income totaled $41.2 million in the second quarter of 2014, an increase of 7% from $38.3 million in the first quarter of 2014 and 35% from $30.5 million in the second quarter of 2013. Interest income increased to $48.5 million for the second quarter of 2014, an increase of 8% from $44.9 million in the first quarter of 2014 and 34% from $36.2 million in the second quarter of 2013. Interest income from new loans increased by $2.1 million from the first quarter of 2014 and $8.7 million from the second quarter of 2013 due to continued growth in the new loan portfolio. Additionally, interest income from acquired loans increased by $0.9 million from the first quarter of 2014 and $2.8 million from the second quarter of 2013 as the acquisition of GFB on January 31, 2014 offset average balance reductions attributable to loan resolution, prepayment and amortization. Interest expense increased to $7.3 million for the second quarter of 2014 from $6.6 million for the first quarter of 2014 and $5.7 million for the second quarter of 2013. The increase in interest expense was driven by growth of $302.4 million in average interest bearing deposits from March 31, 2014 and $1.3 billion from June 30, 2013.

The net interest margin for the second quarter of 2014 was 3.39%, a decline of 23 basis points sequentially and 49 basis points year over year. The decline over the first quarter reflects the growth and increasing mix of new loans at lower rates, as compared to the rate on our acquired loan portfolio and a decrease in yield on the securities portfolio from 2.64% to 2.44%.

Non-Interest Income and Non-Interest Expense

Non-interest income totaled $6.7 million in the second quarter of 2014, an increase of 163% from $2.5 million in the first quarter of 2014 and 83% from $3.7 million in the second quarter of 2013. Non-interest income during the second quarter of 2014 includes gain on investment sales, loan fees and negative indemnification asset amortization of $4.4 million, $2.6 million and ($5.9) million, respectively.

Non-interest expense totaled $30.7 million for the second quarter of 2014, a decrease of 11% from $34.5 million for the first quarter of 2014 and an increase of 12% from $27.5 million for the second quarter of 2013. The sequential decline was largely driven by the elimination of $4.8 million of non-core expenses associated with the GFB acquisition. Non-core expenses for the second quarter of 2014 included $1.0 million of expense related to branch closures and $0.5 million of EAA expense.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our Tier 1 leverage and total risk-based capital ratios were 12.0% and 16.5% for the second quarter of 2014 respectively, compared to 13.4% and 18.1% for the first quarter of 2014, respectively. Stockholders’ equity totaled $739.4 million as of June 30, 2014, an increase of 2% from $723.9 million as of March 31, 2014 driven by strong quarterly net income and an increase in other comprehensive income. Tangible book value per common share increased to $18.11 as of June 30, 2014 from $17.65 as of March 31, 2014.

Conference Call

The Company plans on hosting quarterly conference calls beginning with the third quarter 2014 earnings announcement.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our recent Registration Statement on Form S-1. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total non-interest income and total non-interest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain non-interest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total non-interest income and total non-interest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc. is a bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, National Association, headquartered in Weston, Florida, which operates 54 branches in Florida. Florida Community Bank offers a comprehensive range of traditional banking products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities in its market areas. The Bank targets commercial customers engaged in a wide variety of industries including healthcare and professional services, retail and wholesale trade, tourism, agricultural services, manufacturing, distribution and distribution-related industries, technology, automotive, aviation, food products, building materials, residential housing and commercial real estate.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$37,833	$34,852	$30,474	$26,232	$26,297
Interest and dividends on investment securities	10,032	9,463	8,261	8,874	9,528
Other interest income	587	603	397	414	329

Total interest income	48,452	44,918	39,132	35,520	36,154

Interest expense:
Interest on deposits	5,833	5,309	4,695	4,886	4,644
Interest on borrowings	1,466	1,264	1,255	1,052	1,038

Total interest expense	7,299	6,573	5,950	5,938	5,682

Net interest income	41,153	38,345	33,182	29,582	30,472
Provision for loan losses	3,236	1,090	1,976	(631)	473

Net interest income after provision for loan losses	37,917	37,255	31,206	30,213	29,999

Non-interest income:
Service charges and fees	707	738	693	610	554
Loan and other fees	2,569	716	1,560	1,356	1,436
Bank-owned life insurance income	1,038	818	257	—	—
FDIC loss share indemnification loss	(5,247)	(4,992)	(5,006)	(5,009)	(4,729)
Income from resolution of acquired assets	1,692	1,037	1,292	1,268	4,116
Gain/(loss) on sales of other real estate owned	(378)	432	194	50	(446)
Gain on sales of investment securities	4,448	2,495	3,480	2,106	1,710
Other non-interest income	1,861	1,304	1,125	622	1,019

Total non-interest income	6,690	2,548	3,595	1,003	3,660
Non-interest expense:
Salaries and employee benefits	13,411	16,420	12,932	10,625	12,057
Occupancy and equipment expenses	3,777	3,433	2,447	2,413	2,571
Other real estate and acquired assets resolution related expenses	3,338	3,761	2,851	4,522	6,094
Professional services	1,352	1,832	1,621	1,278	1,498
Data processing and network	2,357	3,210	1,897	1,944	1,807
Regulatory assessments and insurance	1,920	1,774	1,445	1,402	1,278
Amortization of intangibles	443	416	367	368	380
Other operating expenses	4,146	3,620	2,508	1,706	1,770

Total non-interest expense	30,744	34,466	26,068	24,258	27,455

Income before income tax provision expense	13,863	5,337	8,733	6,958	6,204
Income tax provision expense	4,697	1,809	2,809	2,486	1,927

Net income	$9,166	$3,528	$5,924	$4,472	$4,277

Earnings per share:
Basic	$0.26	$0.10	$0.16	$0.12	$0.12
Diluted	$0.26	$0.10	$0.16	$0.12	$0.12

Weighted average shares outstanding:
Basic	35,892,154	35,892,154	36,756,073	37,011,598	37,011,598
Diluted	35,896,207	35,896,445	36,760,364	37,015,889	37,015,889

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands, except share and per share data)
Assets:
Cash and due from banks	$29,976	$34,162	$28,819
Interest-earning deposits in other banks	100,634	53,535	210,398
Investment securities:
Held to maturity securities	—	369	365
Available for sale securities, at fair value	1,724,702	1,612,386	1,145,771
Federal Home Loan Bank and other bank stock, at cost	56,328	43,354	36,187

Total investment securities	1,781,030	1,656,109	1,182,323

Loans held for sale	1,492	—	—
Loans:
New loans	2,306,337	1,932,196	1,770,711
Acquired loans	957,315	1,006,166	488,073
Allowance for loan losses	(17,884)	(15,494)	(14,733)

Loans, net	3,245,768	2,922,868	2,244,051
FDIC Loss share indemnification asset	74,853	80,605	87,229
Due from Federal Deposit Insurance Corporation (“FDIC”)	969	1,938	3,659
Premises and equipment, net	42,122	43,533	40,941
Other real estate owned	80,988	86,244	34,682
Goodwill and other intangible assets	89,466	90,317	39,369
Deferred tax assets, net	35,439	39,183	5,828
Bank owned life insurance	117,113	116,075	75,257
Other assets	41,858	42,931	20,814

Total assets	$5,641,708	$5,167,500	$3,973,370

Liabilities and Stockholders’ Equity
Deposits:
Transaction accounts:
Non-interest bearing	$435,055	$417,529	$291,658
Interest bearing	2,090,290	1,797,976	1,336,679

Total transaction accounts	2,525,345	2,215,505	1,628,337
Time deposits	1,432,921	1,514,164	1,165,196

Total deposits	3,958,266	3,729,669	2,793,533
Total borrowings	855,300	665,829	435,866
Investment securities purchased not yet settled	41,601	6,998	—
Other liabilities	47,093	41,135	27,857

Total liabilities	4,902,260	4,443,631	3,257,256

Stockholders’ Equity:
Class A common stock	29	29	29
Class B common stock	8	8	8
Additional paid-in capital	724,519	724,067	723,631
Retained earnings	25,466	16,300	12,772
Accumulated other comprehensive income (loss)	8,177	2,216	(1,575)
Treasury stock, at cost	(18,751)	(18,751)	(18,751)

Total stockholders’ equity	739,448	723,869	716,114

Total liabilities and stockholders’ equity	$5,641,708	$5,167,500	$3,973,370

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Performance Ratios
Interest rate spread	3.26%	3.45%	3.55%	3.31%	3.60%
Net interest margin	3.39%	3.62%	3.76%	3.54%	3.88%
Return on average assets	0.69%	0.30%	0.62%	0.49%	0.50%
Return on average equity	5.02%	1.98%	3.21%	2.43%	2.33%
Efficiency ratio (company level)	64.26%	84.28%	70.88%	79.31%	80.44%
Average interest-earning assets to average interest bearing liabilities	117.15%	118.86%	128.09%	130.25%	132.32%
Loans receivable to deposits	82.45%	78.78%	80.86%	72.59%	67.14%
Yield on interest-earning assets	3.96%	4.19%	4.41%	4.23%	4.56%
Cost of interest-bearing liabilities	0.70%	0.74%	0.86%	0.92%	0.96%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	1.07%	0.90%	1.51%	1.65%	1.78%
Nonperforming assets to total assets	2.06%	2.18%	1.73%	2.12%	2.09%
Covered loans to total gross loans	10.00%	11.47%	15.90%	20.56%	25.87%
ALL to nonperforming assets	15.42%	13.76%	21.40%	16.94%	21.21%
ALL to total gross loans	0.55%	0.53%	0.65%	0.71%	0.95%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.01%	0.00%	0.06%	0.00%	0.00%
Covered new loans to total gross new loans	0.00%	0.00%	0.00%	0.00%	0.00%
New loan ALL to total gross new loans	0.54%	0.49%	0.47%	0.43%	0.50%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	3.63%	2.62%	6.78%	5.93%	5.18%
Covered acquired loans to total gross acquired loans	34.11%	33.51%	73.60%	73.82%	75.32%
Acquired loan ALL to total gross acquired loans	0.57%	0.60%	1.32%	1.42%	1.82%
Capital Ratios (Company)
Average equity to average total assets	13.7%	15.3%	19.4%	20.3%	21.5%
Tangible average equity to tangible average assets	12.2%	13.9%	18.5%	19.4%	20.6%
Tangible common equity ratio (1)	11.7%	12.5%	17.2%	19.2%	19.6%
Tier 1 leverage ratio	12.0%	13.4%	18.0%	19.3%	20.2%
Tier 1 risk-based capital ratio	16.0%	17.6%	24.8%	27.9%	30.9%
Total risk-based capital ratio	16.5%	18.1%	25.3%	28.5%	31.6%
Capital Ratios (Bank)
Average equity to average total assets	11.9%	12.3%	12.5%	13.0%	13.8%
Tangible common equity ratio	10.4%	10.5%	11.5%	11.8%	12.1%
Tier 1 leverage ratio	10.8%	11.2%	12.0%	11.9%	12.4%
Tier 1 risk-based capital ratio	14.4%	14.9%	16.7%	17.5%	19.2%
Total risk-based capital ratio	14.9%	15.4%	17.3%	18.0%	20.0%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands)
New Loans:
Commercial real estate (1)	$892,999	$735,432	$669,711	$475,514	$395,497
1-4 single family residential	523,987	384,076	359,818	164,022	103,407
Construction, land and development	123,169	79,215	75,666	63,455	55,688
Home equity loans and lines of credit	9,631	22,559	19,303	13,466	1,654

Total real estate loans	$1,549,786	$1,221,282	$1,124,498	$716,457	$556,246

Commercial and industrial	753,984	709,506	645,037	612,555	526,105
Consumer	2,567	1,408	1,176	7,880	4,729

Total New loans	$2,306,337	$1,932,196	$1,770,711	$1,336,892	$1,087,080

Acquired ASC 310-30 Loans:
Commercial real estate	$413,154	$426,940	$274,147	$290,476	$306,181
1-4 single family residential	98,802	103,776	56,745	58,039	60,861
Construction, land and development	76,210	82,833	55,936	60,429	88,389
Home equity loans and lines of credit	—	—	—	—	—

Total real estate loans	$588,166	$613,549	$386,828	$408,944	$455,431

Commercial and industrial	81,444	85,360	57,047	60,085	64,235
Consumer	3,345	3,674	3,992	4,317	4,636

Total Acquired ASC 310-30 Loans	$672,955	$702,583	$447,867	$473,346	$524,302

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$90,661	$97,440	$12,705	$12,734	$12,528
1-4 single family residential	111,056	100,450	10,174	11,618	10,436
Construction, land and development	8,077	8,061	—	—	1,078
Home equity loans and lines of credit	56,926	65,340	11,998	11,891	13,487

Total real estate loans	$266,720	$271,291	$34,877	$36,243	$37,529

Commercial and industrial	16,519	30,831	5,040	6,083	6,501
Consumer	1,121	1,461	289	303	304

Total Acquired Non-ASC 310-30 Loans	284,360	303,583	40,206	42,629	44,334

Total Loans	$3,263,652	$2,938,362	$2,258,784	$1,852,867	$1,655,716

(1)	Owner Occupied Commercial Real Estate in the new loan portfolio is $230.5 MM, $166.0 MM, $155.0 MM, $113.9 MM and $109.7 MM, respectively.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands)
Non-interest bearing demand deposits	$435,055	$417,529	$291,658	$282,487	$273,619
Interest-bearing demand deposits	120,197	103,063	84,837	70,617	75,162
Savings and money market accounts	1,970,093	1,694,913	1,251,842	1,031,726	996,848
Time deposits	1,432,921	1,514,164	1,165,196	1,167,677	1,120,345

Total deposits	$3,958,266	$3,729,669	$2,793,533	$2,552,507	$2,465,974

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended June 30,			Three Months Ended March 31,
	2014			2014
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash & equivalents	$97,493	$53	0.22%	$126,136	$67	0.22%
New loans	2,087,601	18,475	3.50%	1,814,109	16,381	3.61%
Acquired loans	967,986	19,358	8.00%	834,093	18,471	8.86%
Investment securities and other	1,710,662	10,566	2.44%	1,517,598	9,999	2.64%

Total interest earning assets	4,863,742	48,452	3.96%	4,291,936	44,918	4.19%

Non-earning assets:
FDIC loss share indemnification asset	78,916			85,998
Non-interest earning assets	411,602			347,185

Total assets	$5,354,260			$4,725,119

Interest bearing liabilities:
Interest bearing transaction accounts	$112,752	$43	0.15%	$99,470	$36	0.15%
Savings and money market accounts	1,787,574	2,564	0.58%	1,552,067	1,883	0.49%
Time deposits	1,464,728	3,226	0.88%	1,411,109	3,390	0.97%
FHLB advances and other borrowings	786,513	1,466	0.74%	548,267	1,264	0.92%

Total interest-bearing liabilities	$4,151,567	$7,299	0.70%	$3,610,913	$6,573	0.74%

Non-interest bearing liabilities and shareholders’ equity:
Non-interest bearing demand deposits	$420,420			$353,023
Other liabilities	49,896			38,962
Stockholders’ equity	732,377			722,221

Total liabilities and stockholders’ equity	$5,354,260			$4,725,119

Net interest income		$41,153			$38,345

Net interest spread			3.26%			3.45%

Net interest margin			3.39%			3.62%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended June 30,
	2014			2013
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash & equivalents	$97,493	$53	0.22%	$95,730	$40	0.17%
New loans	2,087,601	18,475	3.50%	982,080	9,748	3.93%
Acquired loans	967,986	19,358	8.00%	569,623	16,549	11.62%
Investment securities and other	1,710,662	10,566	2.44%	1,502,313	9,817	2.58%

Total interest earning assets	4,863,742	48,452	3.96%	3,149,746	36,154	4.56%

Non-earning assets:
FDIC loss share indemnification asset	78,916			110,615
Non-interest earning assets	411,602			164,961

Total assets	$5,354,260			$3,425,322

Interest bearing liabilities:
Interest bearing transaction accounts	$112,752	$43	0.15%	$69,137	$17	0.10%
Savings and money market accounts	1,787,574	2,564	0.58%	940,687	1,179	0.50%
Time deposits	1,464,728	3,226	0.88%	1,098,457	3,448	1.26%
FHLB advances and other borrowings	786,513	1,466	0.74%	272,050	1,038	1.51%

Total interest-bearing liabilities	$4,151,567	$7,299	0.70%	$2,380,331	$5,682	0.96%

Non-interest bearing liabilities and shareholders’ equity:
Non-interest bearing demand deposits	$420,420			$267,078
Other liabilities	49,896			41,825
Stockholders’ equity	732,377			736,088

Total liabilities and stockholders’ equity	$5,354,260			$3,425,322

Net interest income		$41,153			$30,472

Net interest spread			3.26%			3.60%

Net interest margin			3.39%			3.88%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Year to Date Average Balances and Yields

(Unaudited)

	Six Months Ended June 30,
	2014			2013
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash & equivalents	$111,736	$121	0.22%	$75,791	$70	0.19%
New loans	1,951,611	34,856	3.55%	886,459	17,847	4.00%
Acquired loans	901,409	37,829	8.39%	585,063	33,968	11.61%
Investment securities and other	1,614,663	20,564	2.53%	1,495,056	18,726	2.49%

Total interest earning assets	4,579,419	93,370	4.06%	3,042,369	70,611	4.63%

Non-earning assets:
FDIC loss share indemnification asset	82,437			116,389
Non-interest earning assets	379,571			157,013

Total assets	$5,041,427			$3,315,771

Interest bearing liabilities:
Interest bearing transaction accounts	$106,148	$79	0.15%	$68,149	$32	0.10%
Savings and money market accounts	1,670,470	4,447	0.54%	872,543	2,059	0.48%
Time deposits	1,438,067	6,616	0.93%	1,075,858	6,865	1.29%
FHLB advances and other borrowings	668,048	2,730	0.81%	277,781	2,096	1.50%

Total interest-bearing liabilities	$3,882,733	$13,872	0.72%	$2,294,331	$11,052	0.97%

Non-interest bearing liabilities and shareholders’ equity:
Non-interest bearing demand deposits	$386,908			$247,029
Other liabilities	44,459			40,920
Stockholders’ equity	727,327			733,491

Total liabilities and stockholders’ equity	$5,041,427			$3,315,771

Net interest income		$79,498			$59,559

Net interest spread			3.34%			3.66%

Net interest margin			3.50%			3.95%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands)

Net Income	$9,166	$3,528	$5,924	$4,472	$4,277

Pre-tax Adjustments
Non-interest income
Less: Gain on sales of investment securities	4,448	2,495	3,480	2,106	1,710
Non-interest expense
Salaries and employee benefits	—	2,220	65	232	91
Occupancy and equipment	225	—	—	—	—
OREO & acquired assets resolution related expense	—	135	—	—	—
Professional services	—	379	347	64	158
Data processing and network fees	—	893	125	—	116
Regulatory assessments and insurance	—	—	—	—	—
Other operating expenses	1,290	1,467	40	137	11
Taxes
Tax Effect of adjustments (1)	1,144	(1,014)	1,132	652	520

Core Net Income	$7,377	$5,113	$4,153	$3,451	$3,463

Average assets	$5,354,260	$4,725,119	$3,781,231	$3,590,388	$3,425,322
ROA (2)	0.69%	0.30%	0.62%	0.49%	0.50%
Core ROA (3)	0.55%	0.44%	0.44%	0.38%	0.41%

(1)	Tax effected at marginal income tax rate of 39%
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands)
Reported: Net interest income	$41,153	$38,345	$33,182	$29,582	$30,472
FTE adjustment	487	492	556	547	719

Core net interest income	$41,640	$38,837	$33,738	$30,129	$31,191

Reported: Non-interest income	$6,690	$2,548	$3,595	$1,003	$3,660
FTE adjustment	664	523	164	—	—
Less: Gain on sales of investment securities	4,448	2,495	3,480	2,106	1,710

Core non-interest income	$2,906	$576	$279	$(1,103)	$1,950

Reported: Non-interest expense	$30,744	$34,466	$26,068	$24,258	$27,455
Less:
Salaries and employee benefits	—	2,220	65	232	91
Occupancy and equipment	225	—	—	—	—
OREO & acquired assets resolution related exp	—	135	—	—	—
Professional services	—	379	347	64	158
Data processing and network fees	—	893	125	—	116
Regulatory assessments and insurance	—	—	—	—	—
Other operating expenses	1,290	1,467	40	137	11

Core non-interest expense	$29,229	$29,372	$25,491	$23,825	$27,079

Efficiency ratio (1)	64.26%	84.28%	70.88%	79.31%	80.44%
Core efficiency ratio (2)	65.62%	74.52%	74.94%	82.08%	81.71%

(1)	Efficiency ratio: Non-interest expense / (non-interest income + net interest income)
(2)	Core efficiency ratio: Core non-interest expense / (core non-interest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands, except share and per share data)
Total assets	$5,641,708	$5,167,500	$3,973,370	$3,638,095	$3,554,590
Less:
Goodwill and other intangible assets	89,466	90,317	39,369	39,736	40,104

Tangible assets	$5,552,242	$5,077,183	$3,934,001	$3,598,359	$3,514,486

Total stockholder’s equity	$739,448	$723,869	$716,114	$729,253	$729,908
Less:
Goodwill and other intangible assets	89,466	90,317	39,369	39,736	40,104

Tangible stockholder’s equity	$649,982	$633,552	$676,745	$689,517	$689,804

Shares outstanding	35,892,154	35,892,154	35,892,154	37,011,598	37,011,598
Tangible book value per share	$18.11	$17.65	$18.85	$18.63	$18.64
Average assets	$5,354,260	$4,725,119	$3,781,231	$3,590,388	$3,425,322
Average equity	732,377	722,221	732,824	728,693	736,088
Average goodwill and other intangible assets	90,431	73,427	39,521	39,908	40,248
Tangible average equity to tangible average assets	12.2%	13.9%	18.5%	19.4%	20.6%
Tangible common equity ratio	11.7%	12.5%	17.2%	19.2%	19.6%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com